ATEC Announces Preliminary Third Quarter 2023

Revenue Results and Raises Full-Year Revenue Guidance

Total revenue of $117.7 to $118.5 million

Total revenue growth of 31% to 32%

Full-year 2023 total revenue now expected to approximate $472 million

CARLSBAD, Calif., October 16, 2023 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, announced today select preliminary financial results for the third quarter ended September 30, 2023, and updated full-year 2023 revenue guidance ahead of investor meetings scheduled during the 2023 North American Spine Society (NASS) Annual Meeting.

Preliminary Third Quarter 2023 Revenue Ranges

Quarter Ended September 30, 2023
Surgical Revenue	$103.3M to $103.9M
EOS Revenue	$14.3M to $14.5M
Total Revenue	$117.7M to $118.5M

May not foot due to rounding.

Continued strong momentum of ATEC lateral adoption fueled preliminary, third quarter 2023 total revenue growth and surgical revenue growth of 31% to 32%.

The Company now expects full-year 2023 revenue to approximate $472 million compared to the previous expectation of $462 million.

The select preliminary financial results announced today are based on the Company’s current expectations and may be adjusted as a result of, among other things, completion of customary quarter-end close review procedures and further financial review.

Innovation Update for Investors

The Company will host a technology-focused meeting for investors on October 18, 2023 from 7:30am to 9:00am PT at the JW Marriott Los Angeles. RSVP here if you plan to join the event in person. A webcast will be also available for those unable to attend - RSVP here to receive webcast access details.

Date and Access Details for Third Quarter Financial Results

The Company expects to announce third quarter 2023 financial and operating results on November 6, 2023, after the market close. The Company will host a live webcast that day at 1:30 p.m. PT / 4:30 p.m. ET.

Webcast

To access the live webcast, please visit the Investor Relations Section of ATEC’s Corporate Website.

Dial-in

To dial into the live webcast, please register at this link. Access details will be shared via email.

Replay

A replay of the webcast will remain available through the Investor Relations Section of ATEC’s Corporate Website for twelve months. In addition, a dial-in replay will be available through November 13, 2023. Access the replay by dialing (800) 770-2030 and referencing conference ID number 97241.

About ATEC

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A.S. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation Machine™ is focused on developing new approaches that integrate seamlessly with the Company’s expanding AlphaInformatiX Platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to be the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described therein. Forward-looking statements include references to the Company’s expectations with respect to future revenue and growth. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: failure to achieve acceptance of the Company’s products by the surgeon community and changes to our financial results for the quarter ended September 30, 2023 due to the completion of financial closing procedures. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “look forward” and “anticipate,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:
Tina Jacobsen, CFA
Investor Relations
(760) 494-6790
investorrelations@atecspine.com

Company Contact:
J. Todd Koning
Chief Financial Officer
Alphatec Holdings, Inc.
investorrelations@atecspine.com